Exhibit 21

SUBSIDIARIES OF FORD MOTOR COMPANY AS OF MARCH 10, 2004*

Organization	Jurisdiction

Ford Brasil Ltda.	Brazil
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Espana S.A.	Spain
Ford European Holdings, Inc.	Delaware, U.S.A.
Ford Deutschland Holding, GmbH	Germany
Ford Werke AG	Germany
Volvo Car Holding Germany GmbH	Germany
Volvo Car Germany GmbH	Germany
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
The Hertz Corporation	Delaware, U.S.A.
Hertz Equipment Rental Corporation	Delaware, U.S.A.
Hertz General Interest LLC	Delaware, U.S.A.
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford International Capital Corporation	Delaware, U.S.A.
Ford Automotive Holdings	England
Blue Oval Holdings	England
Ford Motor Company Limited	England
Jaguar Limited	England
Jaguar Cars Limited	England
Volvo Car UK Limited	England
Ford Italia S.p.A.	Italy
Ford Mexico Holdings, Inc.	Delaware, U.S.A.
Grupo Ford S. de R.L. de C.V.	Mexico
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Company of Canada, Limited	Ontario, Canada
Essex Manufacturing	Ontario, Canada
FLH Holding, Inc.	Ontario, Canada
Ford Lio Ho Motor Company Ltd.	Taiwan
Ford Motor Company of Australia Limited	Australia
Land Rover Holdings	England
Land Rover	England
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Credit Company	Delaware, U.S.A.
Ford Credit Auto Receivables Two, LLC	Delaware, U.S.A.
Ford Credit Auto Receivables Two, L.P.	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit de Mexico S.A. de C.V.	Mexico

Organization	Jurisdiction

Ford Credit Canada Limited	Canada
Ford Credit Canada Leasing Company	Canada
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Primus Automotive Financial Services, Inc.	New York, U.S.A.
The American Road Insurance Company	Michigan, U.S.A.
Ford Motor Service Company	Michigan, U.S.A.
Gentle Winds Reinsurance, Ltd.	Cayman Islands
Ford Motor Vehicle Assurance Company	Michigan, U.S.A.
Ford Otomotiv Sanayi Anonim Sirketi (Otosan)	Turkey
Ford Super Enhanced Investment Partnership	Michigan, U.S.A.
Ford Trading Company, LLC	Delaware, U.S.A.
Ford VAC Corporation	Delaware, U.S.A.
Ford VHC AB	Sweden
Volvo Personvagnar Holding AB	Sweden
Volvo Personvagnar AB	Sweden
Snebe Holding B.V.	The Netherlands
Volvo Cars NV	Belgium
Volvo Personbilar Sverige Aktiebolag	Sweden
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Land Rover North America, Inc.	Delaware, U.S.A.
PAG Holdings Japan, Inc.	Japan
PAG Import, Inc.	Japan
Volvo Cars of North America, LLC	Delaware, U.S.A.

404     Other U.S. Subsidiaries

524     Other Non-U.S. Subsidiaries

*	Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.